     Earnings Release

JETBLUE ANNOUNCES FIRST QUARTER 2023 RESULTS
Record first quarter revenue and continued cost execution
Reaffirming FY23 earnings outlook
NEW YORK (April 25, 2023) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the first quarter of 2023.
“Thanks to our team's collective hard work, our first quarter financial results came in better than expectations, and we are forecasting strong sequential pre-tax margin improvement into the second quarter. We remain well on track in executing our comprehensive plan to enhance our long-term profitability and restore our historical earnings power,” said Robin Hayes, JetBlue’s Chief Executive Officer.

“For the second quarter, we expect strong revenue growth to continue as demand remains robust and as we see continued momentum from our commercial initiatives. We are forecasting a solidly profitable quarter, and we remain confident in our full-year earnings outlook."

First Quarter 2023 Financial Results

•Net loss for the first quarter of 2023 under Generally Accepted Accounting Principles (GAAP) of $(192) million or $(0.58) per share. Excluding one-time items, adjusted net loss for the first quarter of $(111) million(1) or $(0.34) per share.

•First quarter of 2023 capacity increased by 9.0% year-over-year.

•Generated highest first quarter revenue in history. Operating revenue of $2.3 billion for the first quarter of 2023, up 34.1% year-over-year.

•Operating expenses per available seat mile (CASM) for the first quarter of 2023 increased 12.1% year-over-year.

•Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (CASM ex-Fuel)(1) for the first quarter of 2023 increased 1.2%(1) year-over-year.

•Average fuel price in the first quarter of 2023 of $3.50 per gallon, including hedges.

Balance Sheet and Liquidity
•$1.7 billion in unrestricted cash, cash equivalents, short-term investments, and long-term marketable securities at quarter-end (excluding our $600 million undrawn revolving credit facility).

•Adjusted debt to capital ratio of 53%(1) as of March 31, 2023.

•Paid approximately $109 million in debt and finance lease obligations during the first quarter of 2023.

First Quarter 2023 Key Highlights
•Reported adjusted EPS for the first quarter of 2023 which exceeded guidance, with strong operational and financial execution. First quarter revenue was approximately 4% points better than the midpoint of initial outlook, and CASM ex-Fuel was 1.8% points better than the midpoint of initial outlook.

•Announced the planned launch of new service later this summer from New York's John F. Kennedy International Airport and Boston Logan International Airport to Amsterdam Airport Schiphol, JetBlue's third transatlantic market debut.

•Announced our plan to further expand in Florida, following our planned combination with Spirit, to reach more than 250 daily flights at Fort Lauderdale-Hollywood International Airport (FLL) and 200 daily flights at Orlando International Airport, supporting significant job creation in Florida.

•Opened Paisly hotel and car rental booking tool to any travelers independent of a JetBlue itinerary.

•Announced a leading Shell Aviation agreement for the delivery of 10 million gallons of blended sustainable aviation fuel (SAF) – at Los Angeles International Airport (LAX) over the next two years beginning in the first half of 2023, with an option to purchase more.

•Acted as the only airline to help execute the first-ever collective purchase of SAF certificates alongside Bank of America, Boom Supersonic, Boston Consulting Group, JPMorgan Chase & Co., Meta and clean energy nonprofit, RMI.

•Rated by leading shareholder advisory firm ISS in its Tier 1 category for high performance against industry peers with respect to our management of “Carbon and Climate,” as a result of our recent Science Based Target to reduce greenhouse gas emissions (by 50% per revenue ton kilometer by 2035, as compared to 2019).

•Recognized by Newsweek as one of America's greatest workplaces for women and for diversity, earning 4.5 and 5 stars, respectively.

•Brought our signature Fly Like a Girl Campaign to Fort Lauderdale for the first time to support Women’s History Month, which brought ~100 young children together to learn about career opportunities in aviation.

Outlook
“Demand trends remain robust into the second quarter, with strong demand for leisure and visiting-friends-and-relatives (VFR) travel particularly during peak periods. We're also pleased with the continued improvement in revenue and financial performance at our largest focus city, New York,” said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

“Our TrueBlue Loyalty program continues to show encouraging trends with strong growth in co-brand card spend. In addition, the Northeast Alliance (NEA), which is already a significant revenue generator, is driving meaningful margin improvement as our service matures.”

Second Quarter and Full-Year 2023 Outlook	Estimated 2Q 2023	Estimated FY 2023
Available Seat Miles (ASMs) Year-Over-Year	4.5% – 7.5%	5.5% – 8.5%
Revenue Year-Over-Year	4.5% – 8.5%	High Single Digits to Low Double Digits
CASM Ex-Fuel(2) (Non-GAAP) Year-Over-Year	1.5% – 3.5%(3)	1.5% – 4.5%(3)
Estimated Fuel Price per Gallon(4)	$2.75– $2.90(5)	$2.95 – $3.15
Interest Expense	$40 – $50 million	$200 – $210 million
Adjusted Earnings per Share	$0.35 – $0.45	$0.70 – $1.00

“We continue to deliver on our financial commitments and focus on the areas we can control. Thanks to the outstanding efforts of our crewmembers, we have met or exceeded our quarterly cost guidance for the fifth consecutive quarter. Coming out of the first quarter, I’m excited about the trajectory of the business as margins grow to near pre-pandemic levels later in the year,” said Ursula Hurley, JetBlue’s Chief Financial Officer.

Earnings Call Details
JetBlue will conduct a conference call to discuss its quarterly earnings today, April 25, 2023 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website.

For further details, see the First Quarter 2023 Earnings Presentation available via the internet at http://investor.jetblue.com.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers to more than 100 cities throughout the United States, Latin America, Caribbean, Canada, and United Kingdom. For more information and the best fares, visit jetblue.com.

Notes
(1)Non-GAAP financial measure; Note A provides a reconciliation of non-GAAP financial measures used in this release and explains the reasons management believes that presentation of these non-GAAP financial measures provide useful information to investors regarding JetBlue's financial condition and results of operations.
(2)With respect to JetBlue’s CASM ex-fuel guidance, JetBlue is unable to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors. Accordingly, a reconciliation to CASM is not available without unreasonable effort.
(3)Includes the impact from the new Pilot Union agreement of approximately 3% points for the second quarter and full year 2023.

(4)Includes fuel taxes and hedges.
(5)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its prompt quarter. As of April 14, 2023, the forward Brent crude per barrel price was $86 and the crack spread averaged $16 per barrel for the second quarter of 2023.

Forward Looking Statements
This Earnings Release (or otherwise made by JetBlue or on JetBlue’s behalf) contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of lawsuits filed against us related to our Northeast Alliance with American Airlines Group Inc.; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit Airlines Inc. (“Spirit”) or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger with Spirit (the “Merger”); the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of Spirit following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforce, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity incidents; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with our reputation and brand; our significant fixed obligations; our substantial indebtedness; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs; risks associated with seeking short-term additional financing liquidity; failure to realize the value of intangible or long-lived assets; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; climate change; changes in government regulations in our industry; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration the Merger with Spirit.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed in this Earnings Release, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue’s filings with the Securities and Exchange Commission, or SEC, including but not limited to, JetBlue’s 2022 Annual Report on Form 10-K. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

This Earnings Release also includes certain “non-GAAP financial measures” as defined under the Exchange Act and in accordance with Regulation G. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP within this Earnings Release.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Percent Change
	2023	2022
OPERATING REVENUES
Passenger	$2,182	$1,603	36.1
Other	146	133	9.4
Total operating revenues	2,328	1,736	34.1

OPERATING EXPENSES
Aircraft fuel and related taxes	765	571	34.1
Salaries, wages and benefits	741	688	7.7
Landing fees and other rents	160	132	21.1
Depreciation and amortization	151	143	5.6
Aircraft rent	32	26	24.4
Sales and marketing	76	57	32.8
Maintenance, materials and repairs	176	152	15.2
Other operating expenses	357	334	6.9
Special items	112	—	NM
Total operating expenses	2,570	2,103	22.2

OPERATING LOSS	(242)	(367)	(34.1)

Operating margin	(10.4)%	(21.1)%	10.7	pts

OTHER INCOME (EXPENSE)
Interest expense	(46)	(37)	23.3
Interest income	17	4	NM
Gain on investments, net	3	2	47.4
Other income	2	—	NM
Total other expense	(24)	(31)	20.5

LOSS BEFORE INCOME TAXES	(266)	(398)	(33.1)

Pre-tax margin	(11.4)%	(22.9)%	11.5	pts

Income tax benefit	(74)	(143)	(47.8)

NET LOSS	$(192)	$(255)	(24.8)

LOSS PER COMMON SHARE:
Basic	$(0.58)	$(0.79)
Diluted	$(0.58)	$(0.79)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	327.6	320.5
Diluted	327.6	320.5

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended March 31,		Percent Change
	2023	2022
Revenue passengers (thousands)	10,192	8,177	24.6
Revenue passenger miles (RPMs) (millions)	13,375	10,927	22.4
Available seat miles (ASMs) (millions)	16,769	15,383	9.0
Load factor	79.8%	71.0%	8.8
Aircraft utilization (hours per day)	11.1	9.9	12.1

Average fare	$214.07	$195.99	9.2
Yield per passenger mile (cents)	16.31	14.67	11.2
Passenger revenue per ASM (cents)	13.01	10.42	24.9
Revenue per ASM (cents)	13.88	11.29	23.0
Operating expense per ASM (cents)	15.32	13.67	12.1
Operating expense per ASM, excluding fuel (cents)(1)	9.99	9.87	1.2

Departures	87,481	78,393	11.6
Average stage length (miles)	1,199	1,231	(2.6)
Average number of operating aircraft during period	278.2	282.0	(1.3)
Average fuel cost per gallon, including fuel taxes	$3.50	$2.90	20.8
Fuel gallons consumed (millions)	219	197	11.1
Average number of full-time equivalent crewmembers	20,167	19,304	4.5

(1) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure. Operating expense per available seat mile, excluding fuel (CASM Ex-Fuel) excludes fuel and related taxes, other non-airline operating expenses, and special items.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2023	2022
	(unaudited)
Cash and cash equivalents	$1,333	$1,042
Total investment securities	357	522
Total assets	13,227	13,045
Total debt	3,580	3,647
Stockholders' equity	3,373	3,563

Note A - Non-GAAP Financial Measures
JetBlue uses non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States, or GAAP. We believe these non-GAAP financial measures provide a meaningful comparison of our results to others in the airline industry, and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure and shows a reconciliation of non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (CASM Ex-Fuel)
Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating expenses to determine CASM ex-fuel, which is a non-GAAP financial measure.
Special items for the first quarter of 2023 include costs related to the following: Our acquisition of Spirit Airlines and union contract costs.
There were no special items in the first quarter of 2022.
We believe that CASM ex-fuel is useful for investors because it provides investors the ability to measure financial performance excluding items beyond our control, such as fuel costs, which are subject to many economic and political factors, or not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.
With respect to JetBlue's CASM ex-fuel guidance, JetBlue is unable to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors. Accordingly, a reconciliation to CASM is not available without unreasonable effort.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended March 31,
	2023		2022		Percent Change
	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$2,570	$15.32	$2,103	$13.67	22.2%	12.1%
Less:
Aircraft fuel and related taxes	765	4.56	571	3.71	34.1%	23.0%
Other non-airline expenses	18	0.09	14	0.09	20.9%	10.9%
Special items	112	0.68	—	—	NM	NM
Operating expenses, excluding fuel	$1,675	$9.99	$1,518	$9.87	10.4%	1.2%

Operating expense, loss before taxes, net loss and loss per share, excluding special items and net gain on investments
Our GAAP results in the applicable periods were impacted by charges that are deemed special items.
Special items for the first quarter of 2023 include costs related to the following: Our acquisition of Spirit Airlines and union contract costs.
There were no special items in the first quarter of 2022.
Mark-to-market and certain gains on our investments were also excluded from our first quarter 2023 GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, LOSS BEFORE TAXES, NET LOSS AND LOSS PER SHARE EXCLUDING SPECIAL ITEMS AND NET GAIN ON INVESTMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Total operating revenues	$2,328	$1,736

Total operating expenses	$2,570	$2,103
Less: Special items	112	—
Total operating expenses excluding special items	$2,458	$2,103

Operating loss	$(242)	$(367)
Add back: Special items	112	—
Operating loss excluding special items	$(130)	$(367)

Operating margin excluding special items	(5.6)%	(21.1)%

Loss before income taxes	$(266)	$(398)
Add back: Special items	112	—
Less: Net gain on investments	3	2
Loss income before income taxes excluding special items and net gain on investments	$(157)	$(400)

Pre-tax margin excluding special items and net gain on investments	(6.8)%	(23.0)%

Net loss	$(192)	$(255)
Add back: Special items	112	—
Less: Income tax benefit related to special items	29	—
Less: Net gain on investments	3	2
Less: Income tax expense related to net gain on investments	(1)	(1)
Net loss excluding special items and net gain on investments	$(111)	$(256)

Loss per common share:
Basic	$(0.58)	$(0.79)
Add back: Special items, net of tax	0.25	—
Less: Net gain on investments, net of tax	0.01	0.01
Basic excluding special items and net gain on investments	$(0.34)	$(0.80)

Diluted	$(0.58)	$(0.79)
Add back: Special items, net of tax	0.25	—
Less: Net gain on investments, net of tax	0.01	0.01
Diluted excluding special items and net gain on investments	$(0.34)	$(0.80)

Adjusted debt to capitalization ratio
Adjusted debt to capitalization ratio is a non-GAAP financial measure which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes aircraft operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt.

NON-GAAP FINANCIAL MEASURE
ADJUSTED DEBT TO CAPITALIZATION RATIO
(in millions) (unaudited)

	March 31, 2023	December 31, 2022
Long term debt and finance leases	$3,316	$3,093
Current maturities of long-term debt and finance leases	263	554
Operating lease liabilities - aircraft	188	206
Adjusted debt	$3,767	$3,853

Long term debt and finance leases	$3,316	$3,093
Current maturities of long-term debt and finance leases	263	554
Operating lease liabilities - aircraft	188	206
Stockholders' equity	3,373	3,563
Adjusted capitalization	$7,140	$7,416

Adjusted debt to capitalization ratio	53%	52%

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com